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                   EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT


                 SCT Software & Resource Management Corporation (1)

                 SCT Financial Corporation (1)

                 SCT Government Systems, Inc. (1)

                 SCT Property, Inc. (1)

                 SCT Utility Systems, Inc. (1)

                 SCT International Limited (2)

                 SCT Manufacturing & Distribution Systems, Inc. (1)

                 SCT Technologies (Canada) Inc. (3)

                 Systems & Computer Technology International B.V. (4)

                 Fygir Logistic Information Systems B.V. (4)

                 SCT Holdings Corporation (1)

                 Systems & Computer Technology International S.A.R.L. (5)

                 SCT Technologies de Mexico S. de R.L. de C.V. (6)

                 Systems & Computer Technology de Mexico S. de R.L. de C.V. (6)


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(1)      Incorporated in Delaware
(2)      Incorporated in the United Kingdom
(3)      Incorporated in Ontario, Canada
(4)      Incorporated in the Netherlands
(5)      Incorporated in France
(6)      Incorporated in Mexico